UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 11, 2007

Newpark Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 Research Forest Drive, Suite 100, The Woodlands, Texas		77381
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-362-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2007, Newpark Resources, Inc. ("Newpark"), Newpark Drilling Fluids LLC, a direct wholly owned subsidiary of Newpark ("DFI") and Newpark Texas, L.L.C., a direct wholly owned subsidiary of Newpark ("Newpark Texas") entered into a Membership Interests Purchase Agreement (the "Purchase Agreement") with Trinity TLM Acquisitions, LLC (the "Purchaser") and Trinity Storage Services, L.P. ("Trinity") providing for the sale of Newpark’s United States environmental services business. The United States environmental services business provides environmental services in the oil and gas industry in the United States and Gulf of Mexico including waste management and disposal services and the processing of non-hazardous materials and NORM for generators in the United States including refiners, manufacturers, service companies and industrial municipalities. The United States environmental services business is comprised of the following entities within Newpark’s affiliated group: Newpark Environmental Services, LLC; Newpark Environmental Management Company, L.L.C.; and Newpark Environmental Services Mississippi, L.P. The transaction is structured as a sale of the outstanding equity interests in the foregoing entities.

Under the terms of the Purchase Agreement, the cash consideration payable at closing is $81.5 million, subject to a working capital adjustment (which could include potential adjustments arising from Trinity’s environmental due diligence). In addition to the cash consideration payable at closing, the Purchase Agreement also provides for a five-year earn-out period during which up to an additional $8.0 million could be paid to DFI and Newpark Texas based upon the combined performance of the Purchaser and the transferred entities.

The Purchase Agreement contains negotiated representations, warranties and covenants by both Newpark and Purchaser which are believed to be customary for transactions of this kind. The Purchase Agreement contains agreements relating to the operation of the business in the ordinary course pending the closing and other matters relating to the parties’ obligations prior to and after the closing. In this regard, Newpark agrees that it will not engage in a competitive business for a period of five years following the closing, with certain exceptions for Newpark’s remaining business activities.

The Purchase Agreement contains indemnification provisions which are believed to be customary for transactions of this type. Certain of the parties’ respective indemnity obligations only apply with respect to aggregate liabilities in excess of specified thresholds, are subject to caps and are only effective for specified periods of time.

The parties’ obligations to consummate the transaction are subject to customary conditions, including governmental regulatory approvals, approval of Newpark’s lenders and completion of certain environmental due diligence by Trinity. The transaction contemplated by the Purchase Agreement is expected to close by the end of 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newpark Resources, Inc.

October 17, 2007	By:	/s/ James E. Braun

Name: James E. Braun
Title: Vice President and Chief Financial Officer